UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2006
MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101, Tempe, Arizona	85283

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 894-6311
None

(Former name or former address, if changed since last report)
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2006, the Compensation Committee of the Board of Directors of Mobile Mini, Inc., in connection with its periodic review of executive and other employee compensation, increased the base salaries of its chief executive officer and other named executive officers after a review of performance and market data. The following table sets forth the annual base salary levels of the Company’s named executive officers effective on January 1, 2007:

NAME	POSITION	SALARY

Steven G. Bunger	Chairman, Chief Executive Officer	$500,000
	and President

Lawrence Trachtenberg	Executive Vice President, Chief	$325,000
	Financial Officer, General
	Counsel, Treasurer and Secretary

Deborah K. Keeley	Senior Vice President and Chief	$185,000
	Accounting Officer
Ms. Keeley’s salary figure does not include a $5,000 per year payment under a non-compete agreement.
On December 8, 2006, the Compensation Committee awarded shares of restricted stock to certain employees of the Company, including the chief executive officer and the other named executive officers, under the Company’s 2006 Equity Incentive Plan. Half of the restricted stock vests in four equal installments, with the first vesting occurring on the first anniversary of the grant date. The other half of the restricted stock will vest in installments if the Company achieves stated adjusted EBITDA (e.g., earnings before interest expense, debt restructuring costs (if any during the measurement period), provision for income taxes, depreciation and amortization, as adjusted) performance targets over the next four years. If the Company does not achieve the EBITDA target for a particular year, none of the performance based shares for that year will vest. Any of the performance based shares that do not vest in a particular year may nevertheless vest in a subsequent year if the Company meets or exceeds the cumulative EBITDA target. The following table sets forth the shares of restricted stock awarded to the Company’s named executive officers:

Steven G. Bunger	Chairman, Chief Executive Officer	29,772 shares
and President

Lawrence Trachtenberg	Executive Vice President, Chief	21,996 shares
Financial Officer, General
Counsel, Treasurer and Secretary

Deborah K. Keeley	Senior Vice President and Chief	8,757 shares
Accounting Officer

On December 8, 2006, the Compensation Committee adopted the Bonus Compensation Plan for the fiscal year ending December 31, 2007, under which the Company will pay incentive compensation to its chief executive officer, Stephen G. Bunger, and its other named executive officers, Lawrence Trachtenberg and Deborah K. Keeley. Under the 2007 Bonus Compensation Plan, Mr. Bunger and Mr. Trachtenberg may be paid an amount up to their 2007 base salary if the Company achieves stated performance targets in each of three areas (earnings per share, total revenue and EBITDA), with each category weighted equally. Mr. Bunger and Mr. Trachtenberg may each be paid an amount up to 200% of his 2007 base salary and Ms. Keeley may be paid an amount up to 90% of her 2007 base salary if the Company exceeds the stated performance targets. If base performance targets are not met in the three target areas, no bonus will be payable, and if performance target levels are achieved in each category but not exceeded, the bonus amount would be in an amount equal to 100% of each officer’s base salary. The bonus amounts payable will generally be determined between the date the Company’s preliminary 2007 financial statements are prepared and the date of completion of the audit of the Company’s 2007 fiscal year financial statements.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBILE MINI, INC.
Dated: December 12, 2006	/s/ Lawrence Trachtenberg
	Name:	Lawrence Trachtenberg
	Title:	Executive Vice President and Chief Financial Officer

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